Exhibit 5.1

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

www.dlapiper.com

T: 973-520-2550

F: 973-520-2551

Attorney Responsible for Short Hills Office:

Andrew P. Gilbert

November 18, 2020

Liquidia Corporation

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:	Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 6,351,633 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company, that may be issued pursuant to the (i) Liquidia Corporation 2020 Long-Term Incentive Plan, (ii) Liquidia Corporation 2020 Employee Stock Purchase Plan, (iii) Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan, (iv) Liquidia Technologies, Inc. 2016 Equity Incentive Plan, as amended, and (v) Liquidia Technologies, Inc. Stock Option Plan, as amended (collectively, the “Plans”), as referenced in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement, the Plans and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plans and any award agreement entered into under the Plans, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)